Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Diginex Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, $0.00005 par value per share	457	(c)	2,250,000	(3)	$53.77	(4)	$120,982,500	$0.0001531	$18,522.42
		Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $6.15 per share
		Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $7.18 per share
		Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $8.20 per share
		Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $10.25 per share
		Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $12.30 per share
Fees to Be Paid	Equity	Ordinary shares, $0.00005 par value per share	457	(c)	11,250,000	(5)	$53.77	(4)	$604,912,500	$0.0001531	$92,612.11
	Total Offering Amounts								$725,895,000	$0.0001531	$111,134.53
	Total Fees Previously Paid										$-
	Total Fee Offsets										$-
	Net Fee Due										$111,134.53

(1)	Pursuant to Rule 416 under the Securities Act of 1993, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of ordinary shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(3)	Reflects the resale by the selling shareholders set forth herein of up to 2,250,000 Ordinary Shares
(4)	The registration fee for securities is calculated based on the average of the high and low prices reported by the Nasdaq Stock in July 25, 2025, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(5)	Reflects the resale by the selling shareholders set forth herein of up to 11,250,000 Ordinary Shares, underlying the Warrants.